Contacts: Media Relations – Todd L. Martin, 570-542-2881 Investor Relations – Andy Ludwig, 610-774-3389 Talen Energy to Co-fire Montour Plant ALLENTOWN, Pa., (June 7, 2016) – Talen Energy Corporation (NYSE: TLN) has completed a feasibility assessment related to bringing natural gas to the Montour plant and installing boiler modifications to enable a dual-fuel, also known as co-firing, capability. The company’s Board of Directors approved the project, which will enable the Montour plant to operate on coal, natural gas or in combination. Engineering and design work is already in progress and, based on obtaining all necessary permitting and regulatory approval, the anticipated completion date is the second quarter of 2018. Based on the results of a competitive RFP process, the company is currently in the process of selecting a qualified third party to construct, own and operate a 15 mile lateral pipeline to bring natural gas to the 1,500 megawatt Montour plant. The estimated capital expenditure for plant modifications is approximately $70 million with additional pipeline expenses and payments to be made to the third party constructing the pipeline and regulating and metering station. “Montour is a significant asset in the Talen Energy fleet and we are making the necessary investments to improve its competitive position in the market,” said Paul Farr, Talen Energy President and Chief Executive Officer. “The Montour plant is located in close proximity to one of the largest natural gas formations in the world, the Marcellus Shale. Co-firing the plant to burn natural gas, produced in Pennsylvania, enables Talen Energy to leverage the strategic location of the plant.” The pipeline company selected by Talen Energy will be responsible for obtaining all necessary environmental and construction permitting from the appropriate federal, state and local agencies. Talen Energy expects to announce additional details related to the pipeline, contractor and next steps as part of its typical quarterly reporting as those details become available. About Talen Energy Talen Energy is one of the largest competitive energy and power generation companies in North America. The company owns or controls 16,000 megawatts of Exhibit 99.1 generating capacity in well-developed, structured wholesale power markets, principally in the Northeast, Mid-Atlantic and Southwest regions of the United States. For more information, visit www.talenenergy.com. Cautionary Statement Regarding Forward-Looking Statements This communication contains “forward-looking statements” that are not limited to historical facts, but reflect Talen Energy’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward- looking statements. Although Talen Energy believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island dual-fuel project; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone Holdings, LLC, to exercise influence over matters requiring Board of Directors and/or stockholder approval; and the announced merger transaction involving Talen Energy and affiliates of Riverstone. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's Form 10-K for the year ended December 31, 2015, its Form 10-Q for the quarter ended March 31, 2016 and its other reports on file with the Securities and Exchange Commission.